Exhibit (c)(3)

CONFIDENTIAL TREATMENT REQUESTED

PRELIMINARY DRAFT
SUBJECT TO MATERIAL CHANGES
2/4/2022 8:24 PM

Conflicts Committee of Höegh LNG Partners LP

Discussion Materials

February 7, 2022

EVERCORE

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

These materials have been prepared by Evercore Group L.L.C. ("Evercore") for the Conflicts Committee of the Board of Directors (the "Committee") of Höegh LNG Partners LP (the "Partnership") to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Partnership and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Committee.

These materials were compiled on a confidential basis for use by the Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore.

These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.

Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

EVERCORE
HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Table of Contents

	Section
Transaction Summary	I
Situation Overview	II
Illustrative Valuation Analysis	III
Appendix	

EVERCORE

HÖEGH LNG PARTNERS LP

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Preliminary Draft – Confidential

Transaction Summary

Introduction

- Evercore Group LLC ("Evercore") has prepared the following materials to update the Conflicts Committee of the Board of Directors (the "Committee") of Höegh LNG Partners LP ("HMLP" or the "Partnership") on selected preliminary valuation analyses ("Preliminary Valuation")

- On January 10, 2022, Evercore was provided access to a Virtual Data Room ("VDR") by HMLP Management and spent the ensuing days reviewing ~400 documents totaling over 9,000 pages to provide the summary and perform the preliminary analysis contained herein

- On January 18, 2022, Evercore held a call with HMLP Management to discuss updates regarding the Lampung situation and Management's forecast assumptions in detail

- On January 21, 2022, Evercore held a call with the Committee to present its initial, preliminary findings regarding the NBO from its review of the VDR and subsequent call with HMLP Management

- On January 27, 2022, Evercore held a call with HMLP Management to discuss follow-up questions on Management's forecast assumptions and the materials in the VDR

Evercore 1 Höegh LNG Partners LP

Preliminary Draft – Confidential

Transaction Summary

Overview of Proposal

Buyer	■ Höegh LNG Holdings Ltd., which currently owns 47.0% of the total outstanding common units[1] along with the non-economic GP interest in the Partnership ■ Höegh LNG is beneficially owned by Larus Holdings, a joint venture between Leif Höegh & Co. and Morgan Stanley Infrastructure Partners
Proposed Transaction Summary	■ On December 3, 2021, Höegh LNG submitted a Non-Binding Offer to purchase the 53.0% of outstanding common units not already owned by the Sponsor or its affiliates and “buy in” HMLP, which will cease to be a publicly traded partnership ■ The Transaction would be structured as a merger between the Partnership and a subsidiary of Höegh LNG, with the Partnership surviving the merger as a wholly owned subsidiary of Höegh LNG
Offer Price	■ Common unit holders other than Höegh LNG (“Unaffiliated Unit Holders”) will receive $4.25 in cash for each common unit held, an 8.1% and 4.1% premium to the unaffected unit price and 5-day VWAP, respectively. Current price is $4.32 per common unit, representing a premium of 1.6% to the Offer Price. The implied TEV of the offer is $628.9mm ■ Based on the $4.25 per unit offer price, the Unaffiliated Unit Holders would receive total cash consideration of $75.0mm for their 53.0% outstanding common interest in HMLP
Alternative Acquirors	■ The Sponsor has stated that it is not interested in selling any of its equity position in HMLP, nor does it wish to pursue other strategic alternatives involving HMLP beyond the proposed transaction
Timing, Approvals & Other Items	■ Approval of the Conflicts Committee of HMLP and Board of Directors of Höegh LNG ■ Offer assumes closing will be subject to approval by holder of the majority of the outstanding HMLP common units ■ No disclosed financing counterparty ■ Limited other conditions to closing

Evercore

2

Source: Non-Binding Offer from Sponsor, FactSet (as of 2/3/22)

1. Includes Morten W. Höegh's 1.3% ownership of total outstanding common units

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Transaction Summary

Historical Unit Price Performance


$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
Dec-19
Jul-20
Jan-21
Jul-21
Feb-22
February 2020: Onset of Global COVID-19 Pandemic
4/24/2020: Announces Q1 2020 cash distribution per common unit of $0.44
8/19/2020: Sveinung J.S. Støhle and Håvard Furu are announced as CEO and CFO, respectively, following Steffen Føreid's resignation
5/4/2021: A 50/50 JV between Leif Höegh & Co. Ltd. and Morgan Stanley Infrastructure completes take-private transaction of HLNG
7/27/2021: Announces that charterer PGN plans to seek arbitration regarding the FSRU Lampung and reduction of quarterly distribution per common unit from $0.44 to $0.01
10/11/2021: Announces Sveinung J. S. Støhle to step down as the Partnership's CEO and President & CEO of Höegh LNG, effective 11/1/21; appointment of CFO Håvard Furu as interim CEO; appointment of Thor Jørgen Guttormsen as interim President and CEO of Höegh LNG
9/29/2021: Announces a deferral of the maturity date of the commercial tranche of the FSRU Lampung debt facility to allow more time to conclude a refinancing
9/24/2021: Announces the re-charter of the Höegh Gallant under a 10-year FSRU contract with New Fortress Energy to commence in Q4 2021
12/24/2021: Announces completion of refinancing of the commercial tranche of PGN FSRU Lampung debt facility and refinancing of the Neptune debt facility
3/24/2020: In light of the onset of the global pandemic, HMLP provides an operational update on the mitigating measures it has taken to secure health and safety
12/6/2021: Höegh LNG announces proposal to acquire all publicly held common units of the Partnership in exchange for $4.25 in cash
$4.32

Source: Partnership website, FactSet (as of 2/3/22)

EVERCORE
3
HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Transaction Summary

Unit Price Performance Since 12/3/21 Offer


$4.70
$4.65
$4.60
$4.55
$4.50
$4.45
$4.40
$4.35
$4.30
$4.25
$4.20
12/6/21
12/15/21
12/25/21
1/4/22
1/14/22
1/24/22
2/2/22
$4.32
$4.25 Offer Price

Source: FactSet (as of 2/3/22)

EVERCORE
4
HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Transaction Summary

($ in millions, except per unit data)

Analysis at Various Prices

	Metric	Offer (12/3/21)						
HMLP Common Unit Price Consideration		**$4.25**	**$5.00**	**$6.00**	**$7.00**	**$8.00**	**$9.00**	**$10.00**
Implied Premium (Discount):								
HMLP Unaffected Unit Price of $3.93 as of 12/3/21		8.1%	27.2%	52.7%	78.1%	103.6%	129.0%	154.5%
HMLP Current Unit Price of $4.32 as of 2/3/22		(1.6%)	15.7%	38.9%	62.0%	85.2%	108.3%	131.5%
10-day VWAP of $4.24[1]		0.2%	17.9%	41.5%	65.0%	88.6%	112.2%	135.8%
30-day VWAP of $4.56[1]		(6.8%)	9.7%	31.6%	53.5%	75.5%	97.4%	119.3%
60-day VWAP of $4.78[1]		(11.1%)	4.6%	25.5%	46.4%	67.3%	88.3%	109.2%
90-day VWAP of $4.91[1]		(13.4%)	1.9%	22.3%	42.7%	63.1%	83.5%	103.8%
Total Partnership Common Units Outstanding		33.373	33.373	33.373	33.373	33.373	33.373	33.373
Implied HMLP Equity Value (100%)		**$141.8**	**$166.9**	**$200.2**	**$233.6**	**$267.0**	**$300.4**	**$333.7**
(+) Preferred Equity as of 2/3/22[2]		167.7	167.7	167.7	167.7	167.7	167.7	167.7
(+) Total Debt Outstanding as of 12/31/21		415.5	415.5	415.5	415.5	415.5	415.5	415.5
(–) Accumulated Profits of JVs as of 12/31/21		(35.9)	(35.9)	(35.9)	(35.9)	(35.9)	(35.9)	(35.9)
(–) Cash and Cash Equivalents as of 12/31/21[3]		(60.2)	(60.2)	(60.2)	(60.2)	(60.2)	(60.2)	(60.2)
Implied HMLP Enterprise Value		**$628.9**	**$653.9**	**$687.3**	**$720.7**	**$754.0**	**$787.4**	**$820.8**
TEV / EBITDA	**Metric**[4]							
2021E	$110.0	5.7x	5.9x	6.2x	6.6x	6.9x	7.2x	7.5x
2022E	108.8	5.8	6.0	6.3	6.6	6.9	7.2	7.5
2023E	108.3	5.8	6.0	6.3	6.7	7.0	7.3	7.6
P / NAV	**Metric**[5]							
Estimated Charter Free NAV	$205.7	0.69x	0.81x	0.97x	1.14x	1.30x	1.46x	1.62x
Estimated Charter Attached NAV	452.4	0.31	0.37	0.44	0.52	0.59	0.66	0.74
Common Units Owned by Unaffiliated Unit Holders		17.659	17.659	17.659	17.659	17.659	17.659	17.659
HMLP Common Unit Consideration		$4.25	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00
Implied Offer Value to Unaffiliated Unit Holders		**$75.0**	**$88.3**	**$106.0**	**$123.6**	**$141.3**	**$158.9**	**$176.6**

Source: FactSet (as of 2/3/22), Bloomberg (as of 12/3/21), Partnership Management
1. VWAPs from Bloomberg calculated from unaffected date of 12/3/21
2. Preferred equity value is based on 7.089mm outstanding units at a price of $23.65 (as of 2/3/22)
3. Cash balance includes restricted cash
4. EBITDA projections reflect management Base Case assumptions; Excludes share of results from JVs
5. Based on average of charter-free appraised values indicated in Fearnleys and Breamar appraisal reports dated August 2021, as provided by Partnership. Neptune and Cape Ann asset values adjusted for 50% ownership

EVERCORE
5
HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Transaction Summary

($ in thousands)

Ownership Summary

Current Ownership Breakdown

#	Institutional Holders	Units (000s)	%	Simple Value of Position[1]
1	Renaissance Technologies LLC	767	2.3%	$3,313
2	Invesco Advisers, Inc.	481	1.4%	2,078
3	Prescott Group Capital Management LLC	266	0.8%	1,147
4	Huber Capital Management LLC	118	0.4%	508
5	GSA Capital Partners LLP	118	0.4%	508
6	Citadel Advisors LLC	113	0.3%	488
7	Engineers Gate Manager LP	92	0.3%	396
8	Occudo Quantitative Strategies LP	73	0.2%	313
9	Millennium Management LLC	70	0.2%	304
10	BMO Asset Management, Inc.	68	0.2%	292
--	Other	344	1.0%	1,485
Total Institutional Holders		**2,507**	**7.5%**	**$10,832**
Total Implied L.P. Retail Holders		**15,151**	**45.4%**	**$65,453**

#	L.P. Insiders	Units (000s)	%	Simple Value of Position
1	Hoegh Lng Holdings Ltd.	15,257	45.7%	$65,912
2	Morten W. Hoegh	441	1.3%	1,905
3	Stohle Sveinung J S	16	0.0%	69
Total L.P. Insiders		**15,714**	**47.1%**	**$67,886**
Total Partnership Common Units		**33,373**	**100.0%**	**$144,171**

Unitholder Ownership Structure[1]


Unaffiliated Unit Holders
Höegh LNG Holdings & Affiliated Unit Holders²
Institutional Holders of HMLP Common Units
Retail / Other Common Unit Holders
47.0% LP Interest
7.5% LP Interest
45.4% LP Interest
Höegh LNG Partners LP

Source: FactSet (as of 2/3/22), Partnership Management
Note: Unit price of $4.32 as of 2/3/22; Ownership Structure does not sum to 100% due to Sveinung insider ownership position of less than 1%
1. Does not include full value of G.P. interest or value of IDRs
2. Includes units owned by Sponsor and Morten W. Höegh, an affiliated unit holder in the proposed transaction

EVERCORE
6
HÖEGH LNG PARTNERS LP

3UHOLPLQDU\'UDIW ± &RQILGHQWLDO ,, 6LWXDWLRQ2YHUYLHZ

Preliminary Draft – Confidential

Situation Overview

($ in millions, except per unit data)

Public Market Overview and Capital Structure

Public Market Overview

As of 2/3/22	
HMLP Common Unit Price (2/3/22)	$4.32
52-Week High	*18.17*
52-Week Low	*3.77*
Partnership Common Units Outstanding	33.373
Equity Value	**$144.2**
(+) Preferred Equity as of 2/3/22[1]	167.7
(+) Total Debt Outstanding as of 12/31/21	415.5
(–) Accumulated Profits of JVs as of 12/31/21	(35.9)
(–) Cash and Cash Equivalents as of 12/31/21	(60.2)
Enterprise Value	**$631.2**

Trading Multiples

	Metric		Multiple	
	FactSet	Mgmt[2]	FactSet	Mgmt
EV / EBITDA				
2022E	$113.2	$108.8	5.6x	5.8x
2023E	102.9	108.3	6.1	5.8
Distribution Yields				
2022E		$0.01		0.2%
2023E		0.01		0.2%

	Metric		Multiple	
	Charter Free	Charter Attached	Charter Free	Charter Attached
P / NAV	$205.7	$452.4	0.70x	0.32x

Capital Structure

As of 12/31/21	
Cash and Equivalents	$60.2
Total Debt	415.5
Net Debt	**$355.3**
Book Value of Common Equity	$531.2
Book Value of Preferred Equity	177.2
Enterprise Value (Book Value)	**$1,063.8**
Enterprise Value (Market Value)	**631.2**
Net Debt / Enterprise Value (Book Value)[3]	33.4%
Net Debt / Enterprise Value (Market Value)[3]	56.3%
Net Debt / 2021E EBITDA[3]	3.2x
Net Debt / 2022E EBITDA[3]	3.3
Gross Charter-Free LTV[3, 4]	65.0%
Net Charter-Free LTV[3, 4]	58.3%

Debt Details

Facility	Balance	Rate	Maturity
Parent RCF	$24.8	5.0%	1/1/23
385 RCF	63.1	3.3%	1/30/26
PGN FSRU Lampung	78.1	2.3% - 3.4%	10/31/21 - 10/31/26
Höegh Gallant	114.1	2.3% - 2.8%	1/30/26 - 1/30/27
Höegh Grace	135.5	2.3% - 2.8%	1/30/26 - 7/30/28
Total Debt	**$415.5**		

JV Debt Details

Facility	Balance	Rate	Maturity
Neptune (50% Ownership)	$77.0	5.4% - 5.9%	11/30/21 - 10/31/29
GDF Suez Cape Ann (50% Ownership)	88.4	5.4% - 5.9%	6/1/22 - 4/30/30
Total JV Debt	**$165.4**		

Source: Partnership Management, FactSet (as of 2/3/22)
1. Preferred equity value is based on 7.089mm outstanding units at a price of $23.65 (as of 2/3/22)
2. Figures exclude share of results of joint ventures
3. Includes impact of preferred equity
4. Calculated as gross (net) debt divided by the sum of the *Lampung*, *Gallant*, *Grace* and 50% of the *Neptune* and *Cape Ann* average charter-free appraisal values; debt values inclusive of 50% proportional JV debt

EVERCORE
7
HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Situation Overview

Indexed Share Price Performance

	Since 1/1/2020	Since 12/3/21 Offer	2022 YTD
HMLP	(72.4%)	9.9%	0.0%
Peer Index	(0.3%)	0.9%	(3.8%)
S&P 500	38.6%	(1.3%)	(6.1%)



60.0%
40.0%
20.0%
0.0%
(20.0%)
(40.0%)
(60.0%)
(80.0%)
(100.0%)
Jan-20
May-20
Sep-20
Jan-21
May-21
Sep-21
Feb-22
38.6%
(0.3%)
(72.4%)
HMLP
Peer Index[1]
S&P 500

Source: FactSet (as of 2/3/22)

1. Includes CPLP, DLNG, FLNG, GLOP and KNOP, weighted by market capitalization

EVERCORE

8

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Situation Overview

Analyst Reactions to the NBO

STIFEL

"Based on our math, in all but the most extreme circumstances, the units should be worth materially more and **unit holders should reject the offer…** we believe **the units should not sell at a takeout below $6-$8/unit** given the transitory nature of the problems that are occurring. In our view, **a $4.25/common unit offer is not even a very good starting point for discussion,** and simply waiting for a *Lampung* resolution would be far more beneficial to value."

"**Assuming the *Lampung* makes nothing**, the four remaining vessels should generate $83 million of EBITDA on long-term contracts through 2025, which means **the takeout offer is something like ~7.8x 2022E EBITDA**. Assuming the ***Lampung* makes ~80,000/day** which it can likely do… would make the cash flows **closer to ~6.3x, which is simply too low** for long-term contracted cash flows"

"We believe 8x is more appropriate without any [uncertainty surrounding *Lampung*], so something closer to 7.5x or even 7x would be okay, or **in other words, a unit price north of $6/unit**"

"The problem lies in that the parent owns 45.7% of the partnership and controls the GP units as well. **There is likely little in the way to stop the parent from taking the partnership private unless a third party comes in with a higher bid.**"

(12/6/21)

B | RILEY

"Based on our pre-merger price target of $5.00, we are **lowering our price target from $5.00 to $4.25**, based on Hoegh LNG's cash offer of $4.25, and we are maintaining our Neutral rating… Our original price target implied an enterprise value to estimated EBITDA 4.0x, which is **comparable to other LNG MLPs that have announced payout cuts.**"

(12/9/21)

Source: Wall Street research

EVERCORE

9

HÖEGH LNG PARTNERS LP

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Preliminary Draft – Confidential

Valuation of the Common Units

($ in millions, except per unit data)

Base Case – Discounted Cash Flow Analysis

	For the Years Ending December 31,							Terminal
	2022E	2023E	2024E	2025E	2026E	2027E	2028E	Year
EBITDA[1]	$108.8	$108.3	$111.4	$104.2	$92.4	$69.1	$71.4	$71.4
(+) Receipt of Repayment from Lampung Finance Lease[2]	5.6	5.9	6.2	6.5	6.8	7.0	7.3	
(+) Distributions from JVs[3]	-	3.0	2.9	3.2	6.0	6.0	5.5	
(–) Repayment / Proceeds of Shareholder Loans	(2.5)	5.9	3.1	2.8	0.0	-	-	
(–) WC, Taxes and Other Expenses	(9.9)	(9.9)	(9.9)	(9.9)	(9.9)	(9.9)	(9.9)	
(–) Drydock Capex	-	-	(7.7)	-	(4.0)	-	-	
Unlevered Free Cash Flow	**$102.1**	**$113.3**	**$106.0**	**$106.8**	**$91.3**	**$72.3**	**$74.3**	**$71.4**
EBITDA Exit Multiple								7.0x
Terminal Value								$499.8
PV of Terminal Value @ 8.25% Discount Rate								$286.9
(+) PV of Unlevered Free Cash Flow @ 8.25% Discount Rate								521.5
Implied Enterprise Value Range								**$808.4**
(–) Preferred Equity as of 2/3/22								(167.7)
(–) Total Debt Outstanding as of 12/31/21								(415.5)
(+) Accumulated Profits of JVs as of 12/31/21								35.9
(+) Cash and Cash Equivalents as of 12/31/21								60.2
Implied Equity Value Range								**$321.4**
Total Common Units Outstanding								33.373
Implied Equity Value per Common Unit Range								**$9.63**

HMLP Unit Price Sensitivity

	EBITDA Exit Multiple						
WACC	5.5x	6.0x	6.5x	7.0x	7.5x	8.0x	8.5x
6.75%	$9.14	$9.82	$10.49	$11.17	$11.85	$12.53	$13.20
7.50%	8.45	**9.09**	**9.74**	**10.38**	**11.03**	**11.67**	12.32
8.25%	7.79	**8.40**	**9.02**	**9.63**	**10.24**	**10.86**	11.47
9.00%	7.16	**7.74**	**8.33**	**8.91**	**9.50**	**10.08**	10.67
9.75%	6.55	7.11	7.67	8.23	8.78	9.34	9.90

Source: Partnership Management, FactSet and Bloomberg (as of 2/3/22), Duff & Phelps 2021 Valuation Handbook

EVERCORE
24

1. Excludes share of results from JVs
2. Represents a non-cash add back
3. Based on 50.0% ownership of JV vessels

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Valuation of the Common Units

Select Peer Trading Multiples

EV / EBITDA Multiples

	EV / EBITDA 2022	EV / EBITDA 2023
Mean	7.9x	8.1x
Median	8.1x	8.2x


5.8x
5.8x
8.6x
9.0x
8.5x
8.3x
8.1x
8.1x
7.5x
NA
6.6x
7.1x
HÖEGH LNG PARTNERS LP
FLEX LNG
DYNAGAS
KNOT
GASLOG PARTNERS
EV / 2022 EBITDA
EV / 2023 EBITDA

Price / NAV Per Unit


Based on research NAV per unit estimate
0.46x
0.96x
0.87x
0.68x
0.64x
NA
1.00x P/ NAV
Average: 0.79x
HÖEGH LNG PARTNERS LP
FLEX LNG
DYNAGAS
GASLOG PARTNERS
KNOT

EVERCORE
25

Source: Company filings, FactSet (as of 2/3/22)

Note: Research estimates for KNOP NAV and 2023 EBITDA unavailable; HMLP NAV based on Stifel (11/18/21), FLNG NAV based on average of Arctic (11/17/21), DNB (11/17/21) and Pareto (11/16/21) NAV estimates; DLNG based on Jefferies (1/24/22) research; GLOP based on Jefferies (1/27/22) research; CPLP based on Jefferies (2/2/22) research

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Valuation of the Common Units

($ in millions, except per unit data)

Base Case – Select Peer Group Trading

EV / 2022E EBITDA

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
EV / 2022E EBITDA	$108.8	6.5x	-	8.5x	$707.3	-	$924.9
Implied Enterprise Value					**$707.3**	**-**	**$924.9**
(–) Preferred Equity as of 2/3/22						(167.7)	
(–) Total Debt Outstanding as of 12/31/21						(415.5)	
(+) Accumulated Profits of JVs as of 12/31/21						35.9	
(+) Cash and Cash Equivalents as of 12/31/21						60.2	
Implied Equity Value Range					**$220.2**	**-**	**$437.9**
Total Common Units Outstanding						33.373	
Implied Price per Common Unit					**$6.60**	**-**	**$13.12**

EV / 2023E EBITDA

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
EV / 2023E EBITDA	$108.3	7.0x	-	9.0x	$758.0	-	$974.6
Implied Enterprise Value					**$758.0**	**-**	**$974.6**
(–) Preferred Equity as of 2/3/22						(167.7)	
(–) Total Debt Outstanding as of 12/31/21						(415.5)	
(+) Accumulated Profits of JVs as of 12/31/21						35.9	
(+) Cash and Cash Equivalents as of 12/31/21						60.2	
Implied Equity Value Range					**$270.9**	**-**	**$487.5**
Total Common Units Outstanding						33.373	
Implied Price per Common Unit					**$8.12**	**-**	**$14.61**

Source: Partnership Management, FactSet (as of 2/3/22)

EVERCORE

26

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Valuation of the Common Units

($ in millions, except per unit data)

Base Case – Select Peer Group Trading

Price / NAV

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
Price / Net Asset Value	$452.4	0.60x	-	0.90x	$271.44	-	$407.2
Implied Equity Value Range					**$271.4**	**-**	**$407.2**
Total Common Units Outstanding						33.373	
Implied Price per Common Unit					**$8.13**	**-**	**$12.20**

Source: Partnership Management, FactSet (as of 2/3/22)

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27
HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Valuation of the Common Units

($ in millions)

Precedent Transactions – EV / EBITDA

EV / EBITDA Summary Statistics

Average: 8.4x
Median: 9.1x


8.3x
5.1x
7.6x
9.5x
6.8x
9.1x
9.2x
10.6x
9.4x
3/14/18
11/27/18
5/27/19
10/1/19
1/13/21
1/13/21
2/22/21
3/31/21
10/4/21

Target	GCI	Global Ship Lease	CPLP	DryShips	Teekay Offshore	Golar LNG Partners	GasLog	Diamond S Shipping	Teekay LNG Partners
Acquiror	Seaspan	Poseidon Containers	Diamond S	SPII Holdings	Brookfield	New Fortress Energy	BlackRock	International Seaways	Stonepeak Limestone
Transaction Value	$1,600	$465	$525	$76	$171	$1,900	$4,857	$1,015	$6,160
Consideration Structure	Mixed	Stock	Stock	Cash	Cash	Mixed	Cash	Stock	Cash

Shipping Transaction | LNG Transaction

Source: Public filings, press releases, investor presentations, FactSet, CapitalIQ, Wall Street research

EVERCORE
28
HÖEGH LNG PARTNERS LP

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CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Preliminary Draft – Confidential

Valuation of the Common Units

Case 2 Sensitivity – Useful Life DCF

FOR ILLUSTRATIVE PURPOSES ONLY

Assumptions

Operating Assumptions	■ PGN ceases paying charter hire as of March 1, 2022 ■ Lampung spends 24 months idle, incurring opex and admin costs of * $[redacted] and $36.9k per day[2], respectively, and is thereafter re-chartered at a capex rate of $[redacted] * per day
Financing Assumptions	■ Common and preferred distributions are both eliminated ■ Revolver repayment is deferred in earlier years due to cash deficit

Useful Life DCF: Comparison with Case 2 Sensitivity



$20.00
$16.00
$12.00
$8.00
$4.00
$ -
Unit price (as of 2/3/22): $4.32
Offer price: $4.25
$13.72
$9.46
$12.38
$7.38
$6.89
$2.70
Base Case
Case 5
Case 2

Source: Partnership Management, FactSet (as of 2/3/22)
Note: Useful life DCF sensitized by a 7.5% to 9.0% WACC range and ± 5.0% long-term spot capex rates across all cases

EVERCORE 30 HÖEGH LNG PARTNERS LP

3UHOLPLQDU\'UDIW ± &RQILGHQWLDO $SSHQGL[

Preliminary Draft – Confidential

WACC Analysis

($ in millions)

Publicly Traded LNG Peers

Company	Equity Value	Total Debt [1]	Total Debt / Total Cap	Levered Beta [2]	Tax Rate	Unlevered Beta
LNG Peers						
Flex LNG	$1,122	$1,607	58.9%	1.12	0.0%	0.46
Knot Offshore Partners LP.	511	1,085	68.0%	1.14	0.0%	0.36
Capital Product Partners	319	1,309	80.4%	1.11	0.0%	0.22
GasLog Partners	215	1,491	87.4%	1.08	0.0%	0.14
Dynagas	109	707	86.7%	0.70	0.0%	0.09
Mean			**76.3%**	**1.03**	**0.0%**	**0.25**
Hoegh LNG Partners	**$143**	**$593**	**80.6%**	**1.20**	**0.0%**	**0.23**

WACC Analysis

	Mean (All)
Adj. Unlevered Beta	0.25
Total Debt / Total Capitalization [3]	60.0%
Tax Rate	0.0%
Adjusted Equity Beta	0.63
Risk-Free Rate [4]	2.2%
Market Risk Premium [5]	6.0% - 7.3%
Size Premium [6]	5.0%
Cost of Equity	**11.0% - 11.8%**
Pre-tax Cost of Debt [7]	**6.0%**
After-Tax Cost of Debt	**6.0%**
WACC	**8.0% - 8.3%**

Cost of Equity Sensitivities (Peer Mean)

Market Risk Premium @ 6.0%

Total Debt / Total Cap \ Adj. Unlevered Beta	0.15	0.20	0.25	0.30	0.35
50.0%	9.1%	9.7%	10.3%	10.9%	11.5%
55.0%	9.3%	9.9%	10.6%	11.3%	11.9%
60.0%	9.5%	10.3%	11.0%	11.8%	12.5%
65.0%	9.8%	10.7%	11.6%	12.4%	13.3%
70.0%	10.3%	11.3%	12.3%	13.3%	14.3%

Market Risk Premium @ 7.3%

Total Debt / Total Cap \ Adj. Unlevered Beta	0.15	0.20	0.25	0.30	0.35
50.0%	9.4%	10.2%	10.9%	11.6%	12.3%
55.0%	9.7%	10.5%	11.3%	12.1%	12.9%
60.0%	10.0%	10.9%	11.8%	12.7%	13.6%
65.0%	10.4%	11.4%	12.5%	13.5%	14.5%
70.0%	10.9%	12.1%	13.3%	14.6%	15.8%

WACC Sensitivities (Peer Mean)

Market Risk Premium @ 6.0%

Total Debt / Total Cap \ Adj. Unlevered Beta	0.15	0.20	0.25	0.30	0.35
50.0%	7.5%	7.8%	8.1%	8.4%	8.7%
55.0%	7.5%	7.8%	8.1%	8.4%	8.7%
60.0%	7.4%	7.7%	8.0%	8.3%	8.6%
65.0%	7.3%	7.6%	7.9%	8.2%	8.5%
70.0%	7.3%	7.6%	7.9%	8.2%	8.5%

Market Risk Premium @ 7.3%

Total Debt / Total Cap \ Adj. Unlevered Beta	0.15	0.20	0.25	0.30	0.35
50.0%	7.7%	8.1%	8.4%	8.8%	9.2%
55.0%	7.7%	8.0%	8.4%	8.7%	9.1%
60.0%	7.6%	8.0%	8.3%	8.7%	9.1%
65.0%	7.5%	7.9%	8.3%	8.6%	9.0%
70.0%	7.5%	7.8%	8.2%	8.6%	8.9%

Source: Partnership filings, FactSet and Bloomberg (2/3/22), Duff & Phelps 2021 Valuation Handbook

1. Includes corporate debt, lease liabilities and preferred equity as of 12/31/2021
2. Bloomberg 2-year weekly adjusted beta against the S&P 500 index
3. Based on average projected HMLP capital structure from 2022 to 2025
4. U.S. Treasury 20-year note current yield to maturity as of 2/3/2022
5. Low end of range represents Duff & Phelps' long-horizon expected equity risk premium (supply-side), defined as historical equity risk premium minus price-to-earnings ratio calculated using three-year average earnings; high end of range represents Duff & Phelps' long-horizon expected equity risk premium (historical), defined as large company stock total return minus long-term government bond income returns
6. Size premium per Duff & Phelps 2021 report, based on the decile breakdown for approximate equity valuation range of $2 – $190 million
7. Cost of debt is calculated based on HMLP's 2021 blended interest rate; includes preferred equity dividend rate

EVERCORE 31 HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Premiums Paid Analysis

FOR REFERENCE ONLY

- Analysis seeks to understand premiums paid in precedent buyout transactions
- Analysis is based on the following parameters
  - Transactions with enterprise values between $500mm - $1bn from the past 10 years where the acquirer held 100% shares following the transaction
  - Analysis excludes transactions in which consideration mix and premium are not disclosed

Summary Results

	Transaction	Consideration		Ownership	Premium to Pre-Deal Price		
	Value	% Stock & Other	% of Cash	PF % Owned	1-Day	1-Week	1-Month
Mean	$718	0.7%	99.3%	100.0%	24.9%	27.1%	28.0%
Median	708	0.0%	100.0%	100.0%	22.6%	25.4%	28.7%
25th Percentile	649	0.0%	100.0%	100.0%	19.2%	17.2%	16.6%
75th Percentile	807	0.0%	100.0%	100.0%	32.4%	36.8%	37.0%
Max	977	22.9%	100.0%	100.0%	53.9%	53.1%	57.1%
Min	521	0.0%	77.1%	100.0%	2.4%	7.1%	5.6%
# of Transactions	31	31	31	31	31	31	31

Source: Thomson Reuters as of January 2022

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32

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Premiums Paid Analysis (Cont'd)

FOR REFERENCE ONLY

Summary Premiums Paid

	25th Percentile		75th Percentile
HMLP Unaffected One-Day Spot		$3.93	
Premium Paid	19.2%		32.4%
One-Day Spot Premiums Paid	**$4.68**	**-**	**$5.20**
HMLP Unaffected One-Week VWAP		$4.12	
Premium Paid	17.2%		36.8%
One-Week VWAP Premiums Paid	**$4.83**	**-**	**$5.64**
HMLP Unaffected One-Month VWAP		$4.45	
Premium Paid	16.6%		37.0%
One-Month VWAP Premiums Paid	**$5.19**	**-**	**$6.10**

Source: Bloomberg (as of 12/3/21), Thomson Reuters (as of January 2022)

EVERCORE 33 HÖEGH LNG PARTNERS LP

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